CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 21, 2006, relating to the financial statements and financial highlights, which appears in the February 28, 2006 Annual Report to Shareholders of JPMorgan Arizona Municipal Bond Fund, JPMorgan Core Bond Fund, JPMorgan Core Plus Bond Fund, JPMorgan Government Bond Fund, JPMorgan High Yield Bond Fund, JPMorgan Intermediate Bond Fund, JPMorgan Kentucky Municipal Bond Fund, JPMorgan Louisiana Municipal Bond Fund, JPMorgan Michigan Municipal Bond Fund, JPMorgan Mortgage-Backed Securities Fund, JPMorgan Municipal Income Fund, JPMorgan Ohio Municipal Bond Fund, JPMorgan Short Duration Bond Fund, JPMorgan Short Term Municipal Bond Fund, JPMorgan Tax Free Bond Fund, JPMorgan Treasury & Agency Fund, JPMorgan Ultra Short Term Bond Fund and JPMorgan West Virginia Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
June 22, 2006